CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

We consent to the reference to our firm under the captions "Financial highlights" in the Prospectus and "Independent registered public accounting firm", "Arrangements to disclose portfolio holdings to service providers and fiduciaries" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated February 14, 2006 in this Registration Statement (Form N-CSR No. 811-21328) of SMA Relationship Trust.

                                             /s/ Ernst & Young LLP

                                                 Ernst & Young LLP

New York, NY
October 27, 2006